SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement      [ ] Confidential, for use of the
[x] Definitive Information Statement           Commission only (as permitted
                                               by Rule 14c-5(d)(2))


                         FOUNTAIN PHARMACEUTICALS, INC.
                  (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

/x/   No fee required.

/ /   Fee computed on table below per Exchange Act rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filling fee is calculated and state how it was determined)


      4)    Proposed maximum aggregate value of transaction:


      5)    Total fee paid:

      / /   Fee paid previously with preliminary materials.

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 1-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                         FOUNTAIN PHARMACEUTICALS, INC.
                              7279 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777


                              INFORMATION STATEMENT


      This Information Statement is furnished to the holders of shares of Common Stock, par value $.001 and Class B Common Stock, par value $.001 per share (unless otherwise specified, collectively, the "Common Stock"), of Fountain Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the adoption by the Board of Directors of the Company of resolutions as of October 9, 1997 which authorized a one for twenty reverse stock split of the Common Stock, specifically, a conversion of every twenty issued and outstanding shares into one share of the same class of Common Stock (the "Reverse Stock Split"). As of November 12, 1997, the Reverse Stock Split was also duly authorized and approved by the holders of a majority of the outstanding Common Stock and by all of the holders of the Company's Series A Preferred Stock, par value $.001 (the "Preferred Stock") by written consent in lieu of a special meeting.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      Notice of the above action is hereby given to stockholders of record on November 12, 1997 in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Copies of this Information Statement are being sent or given to security holders on or about November 19, 1997. For additional information concerning the Company, refer to the Company's Form 10-KSB for the year ended September 30, 1996, Quarterly Reports on Form 10-QSB for the periods ended December 31, 1996, March 31, 1997 and June 30, 1997 and Current Report on Form 8-K dated July 17, 1997 (collectively, the "SEC Reports"). Copies of the SEC Reports will be provided to any stockholder upon written request to the Secretary of the Company at 7279 Bryan Dairy Road, Largo, Florida, 33777. The Company's SEC Reports are not, however, to be considered part of this Information Statement or any soliciting material of the Company.

      UNDER DELAWARE LAW, STOCKHOLDERS ARE NOT ENTITLED TO DISSENTER'S RIGHTS WITH RESPECT TO THE REVERSE STOCK SPLIT.

      The Company is also providing notice to its stockholders of a change in the composition of the Board of Directors pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14f-1"). As of December 11, 1997, the Board of Directors will consist of Mr. John C. Walsh, Chairman, Mr. James Fuchs, Dr. Christopher Brown, Mr. Joseph S. Schuchert, Jr. and the newly-appointed, Ms. Carol Rae. Ms. Rae is appointed to the Board of Directors pursuant to the exercise of certain rights granted in connection with the sale of the Preferred Stock which entitles such holder(s) thereof to elect a majority of the Company's directors. See "Voting Rights of the Preferred Stock." Ms. Rae was appointed by resolution of Board of Directors adopted at a meeting on October 9, 1997, subject to the notice to stockholders provided hereby pursuant to Rule 14f-1. See "Change in the Board of Directors."

                                   BACKGROUND

Sale of Securities
------------------

      On July 17, 1997, the Company completed the sale of 2,000,000 newly designated and issued shares of Series A Preferred Stock (the "Preferred Stock") in a private transaction. The Preferred Stock was sold for $2.5 million in a private transaction to Fountain Holdings, LLC ("Holdings"), a Wyoming limited liability company controlled by Mr. Joseph S. Schuchert, Jr. The Preferred Stock was sold pursuant to the terms of a Stock Purchase and Subscription Agreement dated July 11, 1997 (the "Stock Purchase Agreement"). Such purchase price was provided from the investment capital of Holdings and Holdings did not incur debt in connection therewith.

      Under the terms of the Stock Purchase Agreement, the holders of the Preferred Stock may convert their Preferred Stock into shares of the Company's Common Stock and Class B Common Stock representing one-half of the approximately 50,656,149 issued and outstanding shares of stock as of July 17, 1997 (which included for that purpose 3,050,000 shares reserved for issuance pursuant to certain outstanding common stock purchase warrants). The conversion rate of the Preferred Stock is adjustable for certain events such as a reclassification, reorganization, combination and stock-split. The material terms of the sale of the Preferred Stock are described in the Company's Current Report on Form 8-K dated July 17, 1997.

Change in the Board of Directors
--------------------------------

Concurrent with the sale of the Preferred Stock, the Company accepted the resignation of Mr. James Vatell and James Goddard, M.D., from the Board of
Directors. Pursuant to the terms of the Stock Purchase Agreement, these vacancies were filled by the appointment to the Board of Directors of Dr. Christopher Brown and Mr. Joseph S. Schuchert, Jr., nominees of Holdings. As reconstituted, the Company's Board of Directors consisted of Mr. John C. Walsh, Chairman and Chief Executive Officer, Mr. James Fuchs, Dr. Christopher Brown and Mr. Joseph S. Schuchert, Jr. Under the terms of the Stock Purchase Agreement, Holdings was granted the right as holder of all of the Preferred Stock to nominate a majority of the Board of Directors, subject to the notification requirement of Rule 14f-1. At a meeting of the Board of Directors on October 9, 1997, Ms. Carol Rae, a nominee of Holdings, was appointed to the Board of Directors subject to the notice to the Company's stockholders provided hereby pursuant to Rule 14f-1.

      Pursuant to the Preferred Stock's Certificate of Designation, Holdings, as holder of all of the Preferred Stock, is entitled to the number of votes to be cast by the holders of all of the then issued and outstanding Common Stock and Class B Common Stock plus seven (7) votes in all elections of directors, which enables Holdings to elect a majority of directors. In all other matters presented to stockholders for a vote, whether required by applicable corporate law or otherwise, the holders of Preferred Stock vote as a class and no vote of the stockholders will be effective without the approval of the holders of a majority of the shares of the Preferred Stock. See "Security Ownership of Certain Beneficial Owner and Management" and "Voting Rights of Preferred Stock."

Reverse Stock Split
-------------------

      Pursuant to the terms of the Stock Purchase Agreement, the Company's Board of Directors approved the Reverse Stock Split and resolved to submit the same to a vote of the Company's stockholders. Mr. John C. Walsh and Holdings, as the holders of a majority of the Company's Common Stock and all of the Preferred Stock, respectively, approved the Reverse Stock Split by written consent as of November 12, 1997.

      The Reverse Stock Split is being undertaken for two reasons. First, in order to facilitate conversion of the Preferred Stock. Second, the Board of Directors believes that it is in the best interests of the Company to enhance the market price and liquidity of the Company's Common Stock by virtue of the Reverse Stock Split. The Company's Common Stock was previously delisted from the NASDAQ SmallCap Market because the Company no longer met the quantitative standards for continued listing. The Company's Common Stock currently trades in the less liquid over-the-counter market. As soon as the Company is able to meet the NASDAQ SmallCap Market listing standards, including a minimum bid price requirement of $4.00 per share, the Company intends to apply to re-list its securities on the NASDAQ SmallCap Market which management believes will improve its ability to attract additional capital and investors.

      As of November 12, 1997, the Company had 47,606,149 shares of Common Stock outstanding, of which Mr. Walsh held 25,022,000 shares, or approximately 52.6%, and 2,000,000 shares of Preferred Stock, all of which were held by Holdings. Upon completion of the Reverse Stock Split and assuming the conversion of the Preferred Stock, the Company would have 3,646,711 shares of Common Stock (including Class B Common Stock) outstanding, of which Holdings would hold 1,266,404 shares, or approximately 34.7% and Mr. Walsh would continue to hold 1,251,100 shares, or approximately 34.3%.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Identification of Executive Officers and Directors
--------------------------------------------------

      The following table sets forth certain information with respect to each of the executive officers and directors of the Company. Ms. Carol Rae will commence her service as a director as of December 11, 1997. Each of the directors named below will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified.

        Name                       Age             Position(s) Held
        ----                       ---             ----------------

        John C. Walsh              57      President, Chief Executive
                                           Officer, Chief Financial
                                           Officer and Chairman

        James E. Fuchs             69      Vice Chairman, Secretary and
                                           Director

        Joseph  S.  Schuchert,     67      Director
        Jr.

        Dr. Christopher Brown      44      Director

        Carol Rae                  51      Director

Business Experience
-------------------

JOHN C. WALSH

      John C. Walsh has been the President, Chief Executive Officer and a director of the Company since 1992 and Chairman of the Board since 1994. From 1989 to 1992, Mr. Walsh was an investor in several private business interests. Prior to 1989, Mr. Walsh held various positions with Merck & Co., Inc., a leading international pharmaceutical company, for over twenty years. Among the positions held, Mr. Walsh served as Senior Vice-President, Europe, with responsibility for operations representing approximately 25% of Merck's business, and as Vice-President, Latin America with responsibility for regional operations. He served as Managing Director of Merck, Sharpe & Dohme, Brazil and Merck, Sharpe & Dohme, Venezuela, subsidiaries of Merck. He also has broad experience in the financial management and accounting fields. Mr. Walsh holds a bachelor of science degree from Villanova University and is a Certified Public Accountant.

JAMES E. FUCHS

      Mr. Fuchs has been a member of the Company's Board of Directors since November 1990 and assumed the office of Treasurer of the Company in April 1992. Mr. Fuchs is Chairman and Chief Executive Officer of The Grenfox Group, Inc., a company in the business of developing environmentally friendly products for the ink and coatings market. He was Chairman and Chief Executive Officer of Fuchs, Cuthrell & Co., Inc., an international human resources consulting firm specializing in corporate executive outplacement and post-career planning from 1970 to 1994. Among the executive positions he has held are managerial and account executive positions for the National Broadcasting Company; Vice President and Senior Corporate Marketing Officer of Curtis Publishing Company; Vice President, Marketing and Communications, and Director of Mutual Broadcasting Systems; President and Director of Mutual Sports, Inc., and Senior Vice President, Marketing, and a Director for a specialized executive consulting firm. Mr. Fuchs is a Yale graduate and a two-time U.S. Olympic medalist and gold medalist in the shot put and discus in the first Pan American Games. He is a member of the Board of Directors of the United States Olympic Committee.

JOSEPH S. SCHUCHERT, JR.

      Mr. Schuchert has been a member of the Company's Board of Directors since July 1997. He is Chairman, CEO and co-founder of Kelso & Company, Inc., one of the oldest and most established firms specializing in private equity investing and in leveraged acquisitions both as a principal and as financial advisor since 1971. Kelso makes equity investments on behalf of investment partnerships which it manages; and, since 1980 has acquired more than 51 companies for more than $10 billion of aggregate acquisition price. Prior to joining Kelso Mr. Schuchert specialized in corporate, securities and tax law before his involvement in ESOP corporate finance techniques. Mr. Schuchert received a B.S. in electrical engineering from Carnegie Mellon University and an L.L.B. from the University of Pittsburgh Law School. Mr. Schuchert serves as a Trustee at Carnegie Mellon University and is a member of the Board of Directors of American Standard, Inc., Earle M. Jorgensen Company and the United States Chamber of Commerce. Mr. Schuchert is active in and serves as a director of Four Winds Ministries, Inc., a ministry which supports and directs homes for unwed mothers and abused women, and a national Christian radio broadcast known as "Come Up Higher."

DR. CHRISTOPHER BROWN

      Dr. Brown has been a member of the Company's Board of Directors since July 1997. Dr. Brown is board certified in both internal medicine and infectious diseases and currently practices internal medicine in Sheridan, Wyoming. Dr. Brown also consults for Eaglestone Capital, a venture capital group, with responsibilities including the evaluation of medical and biotechnology companies with investment potential. Previously, Dr. Brown was employed at the National Institutes of Health (NIH) in Bethesda, Maryland, for ten years, where he was involved in basic and clinical research in HIV immunology as well as neutrophil biology. For three of the ten years, he directed the Diagnostic and Immunology Research Laboratory in Kinshasa, Zaire. This laboratory was part of an international HIV research project jointly funded and directed by NIH, CDC, Institute of Tropical Medicine, Tufts University, and the Armed Forces Institute of Pathology. His research has been published in peer-reviewed journals and his work has been presented at a number of international meetings.

CAROL RAE

      Ms. Rae will commence her service as a director of the Company as of December 11, 1997. Ms. Rae is President and Chief Executive Officer of Intergrated Media and Marketing, LLC, a multi-media production and marketing company based in Rapid City, South Dakota. Ms. Rae also serves as President of MedVal Technologies, International, Inc., a manufacturer of orthopedic splints headquartered in Rapid City, South Dakota. Between 1989 and 1995, she was President and Chief Executive Officer of Magnum Diamond Corporation of Rapid City, South Dakota, a manufacturer of ophthalmic surgical instruments. Ms. Rae currently serves as a Director for Homestake Mining Company, a gold mining company based in San Francisco, California with operations throughout the world. Ms. Rae also serves as a Director of VanKoevering Company of Des Moines, Iowa, a manufacturer of interactive pianos. Ms. Rae has over twenty years experience in the sales and marketing of emerging medical and computer technologies and has held a variety of executive positions with such companies.

Board Committee
---------------

      The Company has an Audit Committee of the Board of Directors which was created at a meeting of the Board of Directors on October 9, 1997. The Committee consists of Mr. Fuchs, Mr. Schuchert and, as of December 11, 1997, Ms. Rae. The Audit Committee has held no meetings. The Audit Committee is the Company's principal liaison with Company's independent auditors and is primarily responsible for the review of accounting procedures and methods employed in connection with the Company's audit programs and related management policies. The Board has no other committees.

Directors' Compensation
-----------------------

      The Company has adopted a policy of granting fees of $500 per meeting to each outside director who attends a regularly scheduled or special meeting of its Board of Directors. In addition, the Company reimburses out-of-state directors for their cost of travel and lodging to attend such meetings.

Grant of Warrants to a Director
-------------------------------

      In December 1995, the Company granted warrants to purchase Common Stock to Mr. Fuchs, as well as certain directors who have subsequently resigned from the Board of Directors. Mr. Fuchs was granted 500,000 warrants, vesting pro rata over three years, at an exercise price of $.04 per share, based upon the market price of the Company's Common Stock (the "Warrants"). In exchange, the Company canceled 350,000 outstanding warrants. In connection with the sale of Preferred Stock on July 17, 1997, Mr. Fuchs' Warrants became fully vested.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

================================================================================
                                                |           Long-Term
              Annual Compensation               |         Compensation
________________________________________________|_______________________________
                                |               |             |
                                |  Fiscal Year  |             |
                                |     Ended     |             |
   Name and Principal Position  |  September 30 |  Salary ($) | Options/SARS(#)
________________________________|_______________|_____________|_________________
John C. Walsh(1)                |      1997     |  $118,269   |       -0-
Chairman, Chief Executive       |      1996     |  $137,308   |       -0-
Officer and President           |      1995     |  $125,000   |       -0-
================================================================================


(1) Pursuant to the Company's Plan of Reorganization (the "Plan"), Mr. Walsh is entitled to receive aggregate payments of $21,615 payable commencing February 1996 and ending August 1998 as accrued and unpaid salary expenses. As of September 30, 1997, $15,210 of the $21,615 had been paid.

      Mr.  Walsh  does  not  hold  any  stock   options,   warrants  or  other
instruments exercisable for or convertible into the Company's securities.

Compliance with Section 16(a) of the Securities Exchange Act
------------------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports with the Securities and Exchange Commission. The Company believes that during Fiscal 1997 all Reporting Persons timely complied with all filing requirements applicable to them, except for certain reports which were subsequently filed with the Securities and Exchange Commission. These reports include: (i) a Form 5 for each of Messrs. John Walsh and James Fuchs and Dr. James Goddard; (ii) Forms 3 and 5 for Mr. James Vatell; and (iii) a Form 3 for each of Holdings, Mr. Joseph Schuchert, Jr., and Dr. Christopher Brown.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information with respect to the securities holdings of all persons which the Company, by virtue of filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock as of November 12, 1997. Also set forth in the table is the beneficial ownership and voting power of all of the Company's outstanding Common Stock as of such date by all officers and directors, individually and as a group.


                                           Amount of              Percent of         Percent of
Name and Address                     Beneficial Ownership(1) Beneficial Ownership  Voting Power(2)
----------------                     ----------------------- --------------------  ---------------
John C. Walsh                               25,022,000               52.6%                 52.2%
7279 Bryan Dairy Road
Largo, FL 33777

James Fuchs                                 500,000(3)                1.0%                  1.0%
565 Park Avenue
New York, NY  10021

Joseph S. Schuchert, Jr./                25,328,074(4)               34.7%                34.7%(5)
Fountain Holdings, LLC
c/o Eaglestone Capital Services, Inc.
400 Oceangate, Suite 1125
Long Beach, CA  90802

Dr. Christopher Brown                       244,366(6)                  *(7)                 *(7)
240 Keystone Road
Sheridan, WY  82801

Carol Rae(8)                                      0                   0                      0
13117 North Creekview Road
Rapid City, SD  57702

All Directors and Officers as a Group    51,094,440                69.6%                 69.3%(4)
(5  Persons)(8)

(1)   Except as otherwise  indicated,  includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants or the  conversion of Preferred  Stock  pursuant to Item 403 of Regulation S-B and
      Rule  13d-3(d)(1),  promulgated  under the Securities  Exchange Act of 1934.  Also reflects
      47,606,149  shares  of  the  Company's  Common  Stock  (including  Class  B  Common  Stock)
      outstanding as of November 12, 1997.

(2)   This column takes into account the disproportionate voting rights granted to the holders of
      Class B Common  Stock.  Holders of Class B Common  Stock are entitled to five (5) votes for every share held.










                                      -8-



(3)   Prior to conversion,  includes 500,000 shares of Common Stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.04 per share.

(4)   Includes  25,283,024  shares of  Common  Stock and  45,050  shares of Class B Common  Stock issuable upon conversion of the Preferred  Stock held by Holdings.  Holdings is held 50% by
      Mr.  Schuchert  and 50% by his spouse,  Ms.  Karalyn R.  Schuchert.  Mr.  Schuchert  is the managing member of Holdings.

(5)   Assumes the  conversion  of the  Preferred  Stock into  shares of Common  Stock and Class B
      Common Stock. See "Voting Rights of Preferred Stock."

(6)   Includes 27,270 shares of Common Stock held by Dr. Brown's  spouse,  Elizabeth G. Brown and
      63,921 shares of Common Stock held by Dr. Brown as custodian for his children.

(7)   Represents less than one percent.

(8)   Ms. Rae will commence her service as a director as of December 11, 1997.


Voting Rights of Preferred Stock
--------------------------------

      As of November 12, 1997, there are 2,000,000 shares of Preferred Stock, $.001 par value per share, authorized and outstanding all of which is held by Holdings. Prior to the conversion of the Preferred Stock, the holders of the Preferred Stock are entitled to the number of votes to be cast by the holders of all of the then issued and outstanding Common Stock and Class B Common Stock plus seven (7) votes in all elections of directors, which enables such holders to elect a majority of the Board of Directors. In all other matters presented to stockholders for a vote, whether required by applicable corporate law or otherwise, the holders of Preferred Stock vote as a class and no vote of the stockholders will be effective without the approval of the holders of a majority of the shares of the Preferred Stock. As of November 12, 1997, the shares of Preferred Stock are convertible into approximately 25,283,024 shares of Common Stock and 45,050 shares of Class B Common Stock, which upon conversion would represent approximately 34.7% of the outstanding Common Stock and Class B Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payment of Accrued Salary
-------------------------

      In accordance with the Plan, Mr. Walsh, the Company's Chief Executive Officer, is entitled to receive from the Company unpaid salary and expenses that were accrued during the period from October 1994 through November 1994.
See "EXECUTIVE COMPENSATION."

Grant of Warrants to Director
-----------------------------

      During December 1995, the Company issued Warrants to Mr. Fuchs. See "DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY - Grant of Warrants to a Director."

Line of Credit Guaranty
-----------------------

      The Company obtained a $100,000 line of credit from First Union National Bank of Florida as of October 17, 1996 which is secured by the Company's accounts receivable and inventory, and further secured by an unconditional guaranty by Mr. Walsh, the Company's Chief Executive Officer.

Purchase of Securities
----------------------

      In July 1997, Holdings, which is controlled by Mr. Schuchert, a director of the Company, purchased the Preferred Stock for a purchase price of $2.5 million. See "BACKGROUND - Sale of Securities."

                AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      In order to amend the Company's Certificate of Incorporation to reflect the proposed Reverse Stock Split, the Board of Directors and the holders of the majority of the outstanding shares of the Company's Common Stock and a majority of the outstanding shares of the Preferred Stock must approve the Amendment herein described. The Board of Directors adopted resolution by unanimous written consent dated October 9, 1997 approving a one for twenty Reverse Stock Split. On November 12, 1997, there were 47,606,149 voting shares of Common Stock outstanding and 2,000,000 shares of Preferred Stock outstanding. As of such date, the holder of 25,022,000 shares of Common Stock, representing approximately 52.6% of such outstanding shares, and the holders of all of the shares of Preferred Stock approved the Reverse Stock Split.

      Pursuant to the terms of the Reverse Stock Split, as of the date of the filing of the Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State (the "Effective Date"), twenty shares of the Company's currently outstanding shares of Common Stock, $.001 par value and Class B Common Stock, $.001 par value (collectively, the "Old Common Stock") will be exchanged for one post-split share of the Company's Common Stock, $.001 par value or Class B Common Stock, $.001 par value, as applicable (collectively, the "New Common Stock"). Any fractional shares resulting from such exchange will be converted into a right to receive cash, the value of which will be based upon the closing bid price of the Company's Common Stock as reported on the OTC Bulletin Board as of the Effective Date.

      The New Common Stock will not be different from the Old Common Stock in that the holders of New Common Stock will have the same relative rights following the Effective Date as they had prior thereto. The Reverse Stock Split will not reduce the number of authorized shares or the par value per share of the Common Stock or the Class B Common Stock.

      A.    General Effect of Reverse Stock Split
            -------------------------------------

            The effect of the Reverse Stock Split on the aggregate number of shares of the Company's Common Stock at November 12, 1997, is as follows:

                                  Prior to Proposed         After Proposed
Number of Shares                 Reverse Stock Split      Reverse Stock Split
----------------                 -------------------      -------------------

Common Stock
      Authorized                      50,000,000               50,000,000
      Outstanding                     47,516,049                2,375,802
      Available for Issuance           2,483,951               47,624,198
      Par Value per Share                  $.001                    $.001

Class B Common Stock
      Authorized                       5,000,000                5,000,000
      Outstanding                         90,100                    4,505
      Available for                    4,909,900                4,995,495
      Issuance
      Par Value per Share                  $.001                    $.001

      B.    Effect on the Market for the Company's Common Stock
            ---------------------------------------------------

            The Company's Common Stock presently trades on the OTC Bulletin Board under the symbol "FPHI."

            Effective May 31, 1994, the Company's securities were delisted from the NASDAQ SmallCap Market because, as a result of declining equity and assets, the Company no longer satisfied the quantitative listing standards required for continued listing.

            The following table sets forth certain information with respect to the high and low market prices of the Company's Common Stock for the fiscal years ended September 30, 1995, 1996 and 1997. No trading market exists for shares of the Company's Class B Common Stock.

              Fiscal 1995                  HIGH            LOW
              -----------                  ----            ---

              First Quarter                .075           .01
              Second Quarter               .065           .008
              Third Quarter                .065           .065
              Fourth Quarter               .175           .018

              Fiscal 1996                  HIGH            LOW
              -----------                  ----            ---

              First Quarter                .063           .016
              Second Quarter               .547           .188
              Third Quarter                .25            .188
              Fourth Quarter               .172           .109

              Fiscal 1997                  HIGH            LOW
              -----------                  ----            ---

              First Quarter                .20            .05
              Second Quarter               .17            .063
              Third Quarter                .25            .06
              Fourth Quarter               .40            .15

            The closing price of the Company's Common Stock on November 12, 1997 was $.14.

            The high and low prices (based on the average bid and ask prices) for the Company's Common Stock, as reported by the NASDAQ SmallCap Market and the OTC Bulletin Board, as applicable. Such prices are inter-dealer prices without retail mark-ups, mark-downs or commissions and may not represent actual transactions.

            Management anticipates that after the Effective Date, the market price of the New Common Stock will rise as a result of the decrease in the number of shares outstanding. The Company can not predict whether any such increase will be in proportion to the ratio used in the recapitalization. Management is hopeful that such an increase in the trading price of the Company's stock will stimulate interest in the Company within the financial community and facilitate re-listing the Company's securities on the more liquid NASDAQ Market. However, there can be no assurances to that effect.

            Records of the Company's stock transfer agent indicate that as of November 12, 1997, the Company had 437 record holders of its Class B Common Stock and Common Stock. Since a significant number of the shares of the Company are held by financial institutions in "street name," it is likely that the Company has significantly more stockholders than indicated above. The Company estimates that it has approximately 2,800 record holders, including such shares held in "street name."

            The Company has not paid any cash dividends, to date, and does not anticipate or contemplate paying cash dividends in the foreseeable future. Under the Company's Plan, security holders may not receive any distribution or dividend until and unless all prior claims payable under the Plan are paid in full. To the extent that the Company is permitted to pay dividends, it is the present intention of management to utilize all available funds for working capital of the Company.

      C.    Exchange of Stock Certificates and Liquidation of Fractional Shares
            -------------------------------------------------------------------

            As soon as practicable after the Effective Date, the stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of New Common Stock, and a cash payment of in lieu of any fractional shares, may be issued in exchange therefore.

            No scrip or fractional certificates will be issued in connection with the proposed Reverse Stock Split. Rather, the Company will pay cash in lieu of any fraction of a share which any shareholder would otherwise receive. The price for such fractional shares will be based upon the price the Company's Common Stock has traded on the OTC Bulletin Board as of the Effective Date.

Federal Income Tax Consequences
-------------------------------

      A summary of the federal income tax consequences of the Reverse Stock Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT ON THEIR INDIVIDUAL TAX STATUS.

      1. The Reverse Stock Split will not be a taxable transaction to the Company.

      2. A stockholder will not recognize any gain or loss as a result of the Reverse Stock Split unless the stockholder receives cash in lieu of a fractional share. Although it is impossible to predict with certainty the tax consequences to any stockholder who receives cash in lieu of a fractional share, in all likelihood, such stockholder will either: (i) recognize gain or loss as a result of the repurchase of a fractional share based upon the amount realized for the fractional shares less the holder's proportionate adjusted basis in such fractional share; (ii) recognize gain in an amount not in excess of the amount of proceeds received from the sale of the fractional shares; or (iii) receive dividend income in an amount not in excess of the amount of proceeds received from the sale of the fractional share, which will be taxable as ordinary income to the extent of earnings and profits of the Company, a return of basis, and a capital gain for the amount by which the distribution exceeds basis.

      3. The aggregate tax basis of a share of New Common Stock received by the stockholder pursuant to the Reverse Stock Split will equal the aggregate tax basis of the stockholder's Old Common Stock prior to the Effective Date of the Reverse Stock Split (which basis, depending upon the tax treatment described in paragraph 2 above, may be: (i) reduced by any basis allocated to a fractional share redeemed by the Company; (ii) reduced by the amount of proceeds, if any, received from the sale of fractional interest and increased by any gain recognized; or (iii) reduced by the amount of proceeds representing a return of capital). The holding period of the New Common Stock received by the stockholder will include the holding period of the stockholder's Old Common Stock before the Reverse Stock Split, provided the shares of Old Common Stock were capital assets in the hands of such stockholder.

Specific Amendment to Certificate of Incorporation
--------------------------------------------------

      The following paragraph reflects the specific amendment to the Restated Certificate of Incorporation as unanimously approved by the Board of Directors evidenced by a written consent action and approval of the requisite vote of each class of stockholders of the Company:

            "RESOLVED,   that   Article   Fourth  of  the   Restated
            Certificate of Incorporation of the Company, as amended to date, be amended to add the following Section (e):

            (e) All of the shares of Common Stock, $.001 par value, of the Corporation issued and outstanding, or held as treasury shares, immediately prior to the time this Amendment becomes effective shall be and are by this means automatically reclassified and changed (without further act) into fully paid and nonassessable shares of Common Stock, $.001 par value, the number of which shall equal the quotient derived from dividing the number of such shares by 20. Further, all shares of Class B Common Stock, $.001 par value, of the Corporation issued and outstanding, or held as treasury shares, immediately prior to the time this Amendment becomes effective shall be and are by this means automatically reclassified and changed (without further act) into shares of Class B Common Stock, $.001 par value, the number of which shall equal the quotient derived from dividing the number of such shares by 20. The shares of Common Stock and Class B Common Stock returned to the Corporation as a result of the reclassification and change shall be returned to available capital. This Amendment shall become effective without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, and shall constitute a one for twenty reverse stock split, provided no fractional shares of less than one share shall be issued. The holders of fractional share interests of less than one share that occur as a result of the foregoing reclassification and change shall be paid in cash by the Corporation the value of their fractional shares."

Effective Date
--------------

      The Effective Date of the Reverse Stock Split is December 11, 1997.

Financial Statements
--------------------

      No financial statements are provided herein because the Reverse Stock Split will have no effect on the relative rights of the holders of the Common Stock and are therefore not material to such stockholders.

                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    /s/ John C. Walsh
                                    --------------------------------------------
                                    John C. Walsh
                                    President and Chief Executive Officer


Dated:  November 19, 1997